EXHIBIT 99

Camco Financial Announces Third Quarter 2009 Results

CAMBRIDGE, Ohio, Oct. 23, 2009 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI), the financial services holding company for Advantage Bank, reported today earnings for the quarter ended September 30, 2009 of $355,000 or $0.05 per share compared to a net income of $2,000 for the quarter ended June 30, 2009 and net income of $1.1 million or $0.15 per share during the third quarter of 2008. Total assets at September 30, 2009 were $891.4 million compared to $1.0 billion at December 31, 2008, representing a decrease of 10.9%.

The following summarizes key highlights of the Company during the quarter ended September 30, 2009:

 * Non performing loans decreased $6.2 million during the third quarter reflective of improvement in certain credits, charge off of uncollectable balances and the movement of certain
   collateral into the company's portfolio
 * Real estate owned increased $3.0 million as the Company gained control over properties to allow for remarketing
 * Provision for loan losses was $440,000 compared to $790,000 during the quarter ended June 30, 2009, a decrease based on management's belief that provisions have adequately been
   provided for our loss positions
 * Total loans and investments decreased and excess cash was used to decrease reliance on non-core funding sources, as advances and other borrowings were reduced by $12.6 million
 * Deposit products were expanded introducing a no penalty early withdrawal certificate of deposit option, which is expected to generate additional deposits

Jim Huston, President and CEO, said, "We are pleased with the third quarter earnings and our ability to remain profitable during the first 3 quarters of 2009 as we continue to work through our action plans to improve asset quality and our capital position. Our staff and management team remain committed to the goals we set this year and we strongly believe that we will continue to make progress through year end."

Net Interest Income

Our quarterly net interest margin increased 25 basis points from both prior quarter and prior year third quarter. This increase was driven by improvements in our nonperforming loans and the lowering of our funding costs by decreasing the deposit base and paying down FHLB borrowings and other non-core funding sources. Net interest income for the quarter increased 5.0% from the prior quarter and decreased 7.3% from the third quarter of 2008. The yield on average earning assets increased 8 basis points from prior quarter and decreased 51 basis points from the 2008 third quarter in comparison to the 12 basis point increase and 68 basis point decrease in the cost of interest bearing funds during the same periods. We expect some normalization in the next quarter, however the positive trend in the margin should continue.

Noninterest Income

Noninterest income for the third quarter 2009 decreased $650,000 or 28.7%. The decrease was primarily driven by a reduction in loan production, which lowered fee income to Camco Title Agency; a lower gain on sale for sold loans; and a higher net amortization on our mortgage servicing rights, all of which accounted for a reduction of $820,000 of non interest income. This reduction was offset by the fixed asset sale of a previously closed branch (Erlanger, Kentucky) and increased quarterly service charges, which equated to a $193,000 increase from the prior quarter.

Noninterest Expense

Noninterest expense for the quarter increased $356,000 from the prior quarter and $663,000 over the 2008 third quarter. The increase in noninterest expense from the prior quarter was primarily related to the recognition of loss in the real estate owned portfolio as management continues to closely monitor property values and increases in FDIC insurance premiums and assessments.

Balance Sheet Review

Camco's total assets of $891.4 million at September 30, 2009 reflect a decrease of 10.9% from December 31, 2008. Loans outstanding at September 30, 2009 were $696.9 million reflecting a 2.1% decline during the quarter and a 9.8% decline from December 31, 2008. Camco's investment portfolio decreased by 19.3% from prior quarter, and 36.1% from December 31, 2008 primarily due to the low interest rate environment and the resulting loan prepayments and investment calls. Cash and cash equivalents decreased $23.9 million from prior quarter and increased $6.0 million from December 31, 2008, reflective of management's strategy to reduce its dependence on higher cost and rate sensitive deposits using excess cash and maturities in its investment portfolio to fund the deposit reduction. Jim Huston, President and CEO, said, "We made a decision early this year that it was important for us to restructure our balance sheet with a focus on community banking and serving the areas in which we exist. Part of that strategy resulted in a reduction of brokered deposits which increase interest expense, and a reduction of public entity deposits, which require us to pledge our investment portfolio, all resulting in an increased focus on relationship banking and building the Bank's foundation on core customer deposits."

Asset Quality

Nonperforming loans continue to be a significant focus as balances in this area improved during the third quarter 2009. Camco's total nonperforming loans were $51.9 million at September 30, 2009 compared to $58.1 million at June 30, 2009 and $57.7 million at March 31, 2009. Throughout the quarter, our Credit Administration unit has continued to implement aggressive strategies to decrease our non-performing loan balances. Jim Huston said, "Our non performing loans continue to be the focus of our Board of Directors and our management team. We are pleased to see the results of our efforts to address asset quality within our loan portfolios. We believe that we have identified the existing asset quality issues throughout the organization and we are placing our efforts on mitigating our risk going forward. We understand the existing economic conditions in our markets and we will continue to see credits that are affected by these conditions; however, our risk identification processes have improved and we are identifying problem loans earlier."

Foreclosed properties decreased to $14.2 million at September 30, 2009 from $14.4 million at June 30, 2009 and increased from $13.2 million at March 31, 2009, as the legal system remains strained due to current economic conditions and an increased rate of bankruptcy filings. Sales of foreclosed properties during the third quarter 2009 totaled $1.2 million while new foreclosed properties totaled $4.1 million.

Net loans charged-off for the quarter totaled $3.4 million or 2.09% of average loans annualized. Allocations to loan loss reserve were $440,000 for the quarter ended September 30, 2009 compared to $790,000 for the quarter ended June 30, 2009 and $648,000 for the quarter ended March 31, 2009. Our loan loss reserve as a percentage of total loans outstanding at September 30, 2009 was 1.82%, a decrease of 39 basis points from 2.22% at June 30, 2009. The adequacy of our loan loss reserve is analyzed quarterly and adjusted as necessary with a focus on maintaining appropriate reserves for potential loss.

About Camco Financial Corporation:

Camco Financial Corporation, Holding Company of Advantage Bank, is a multi-state financial services Holding Company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia. Additional information about Camco Financial Corporation may be found on the Company's web sites: http://www.camcofinancial.com and http://www.advantagebank.com.

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         Camco Financial Corporation
         Condensed Consolidated Statements of Financial Condition
    (In thousands, except for per share data and shares outstanding)

            (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited)
              9/30/09     6/30/09     3/31/09     12/31/08    9/30/08
             ----------  ----------  ----------  ----------  ----------
 Assets
 ------
  Cash and
   Cash Equi-
   valents       58,244      82,126      56,008      52,285      44,207
  Investments    63,100      78,162      95,506      98,758     100,353

  Loans Held
   for Sale       2,186       5,370       4,340       2,185       2,828

  Loans
   Receivable   696,931     711,943     739,435     772,388     789,113
  Allowance
   for Loan
   Loss         (12,505)    (15,466)    (15,860)    (15,747)     (7,465)
             ----------  ----------  ----------  ----------  ----------
  Loans
  Receivable,
   Net          684,426     696,477     723,575     756,641     781,648

  Goodwill           --          --          --          --       6,683
  Other
   Assets        83,466      81,016      87,460      90,577      90,266
             ----------  ----------  ----------  ----------  ----------

 Total
  Assets      $ 891,422  $  943,151  $  966,889  $1,000,446  $1,025,985
             ==========  ==========  ==========  ==========  ==========

 Liabilities
 -----------
  Deposits      670,391     711,603     720,264     723,956     730,590
  Borrowed
   Funds        133,880     146,436     158,564     183,833     189,866
  Other Lia-
   bilities      14,552      13,182      15,799      20,957      18,950
             ----------  ----------  ----------  ----------  ----------

 Total
  Liabilities   818,823     871,221     894,627     928,746     939,406

 Stock-
  holders'
  Equity         72,599      71,930      72,262      71,700      86,579
             ----------  ----------  ----------  ----------  ----------

 Total Liabi-
  lities and
  Stock-
  holders'
  Equity      $ 891,422  $  943,151  $  966,889  $1,000,446  $1,025,985
             ==========  ==========  ==========  ==========  ===========

 Stock-
  holders'
  Equity to
  Total
  Assets           8.14%       7.63%       7.47%      7.17%        8.44%

 Total
  Shares Out-
  standing    7,205,596   7,205,596   7,205,596   7,155,595   7,155,595

 Book Value
  Per Share      $10.08       $9.98      $10.03      $10.02      $12.10

                       Camco Financial Corporation
             Condensed Consolidated Statements of Earnings
                         Year to Date Information
   (In thousands, except for per share data and shares outstanding)

                                              9 Months       9 Months
                                                Ended          Ended
                                               9/30/09        9/30/08
                                             (Unaudited)   (Unaudited)
                                              ---------     ---------
 Interest Income:
  Loans                                          30,560        38,694
  Mortgage-backed securities                      1,821         2,038
  Investment securities                             660         1,201
  Interest-bearing deposits and other             1,067         1,573
                                              ---------     ---------
   Total Interest Income                         34,108        43,506
                                              ---------     ---------

 Interest Expense:
  Deposits                                       12,039        17,539
  Borrowings                                      4,161         6,355
                                              ---------     ---------
   Total Interest Expense                        16,200        23,894
                                              ---------     ---------
 Net Interest Income                             17,908        19,612

 Provision for Losses on Loans                    1,877         3,762
                                              ---------     ---------
 Net Interest Income After Provision for
  Loan Losses                                    16,031        15,850
                                              ---------     ---------

 Noninterest Income:
  Late charges, rent and other                    1,274           990
  Loan servicing fees                               948           984
  Service charges and other fees on deposits      1,684         1,797
  Gain on sale of loans                             980           302
  Mortgage servicing rights                          84           115
  Gain (loss) on sale of investment,
   mbs & fixed assets                               156             3
  Income on cash surrender value life
   insurance                                        710           746

   Total noninterest income                       5,836         4,937
                                              ---------     ---------

 Noninterest expense:
  Employee compensation and benefits              9,587         9,990
  Occupancy and equipment                         2,423         2,546
  Federal deposit insurance premium               1,771           317
  Data processing                                   908           820
  Advertising                                       415           719
  Franchise taxes                                   803           905
  Other operating                                 5,238         5,315
                                              ---------     ---------
   Total noninterest expense                     21,145        20,612
                                              ---------     ---------

 Earnings before provision for inome taxes          722           175

  Provision for income taxes                        131          (264)
                                              ---------     ---------
 Reported Net Income                                591           439
                                              ---------     ---------

Earnings Per Share Operations:
                              Basic               $0.08         $0.06
                            Diluted               $0.08         $0.06

           Basic Weighted Number of
                 Shares Outstanding           7,201,383     7,155,595
         Diluted Weighted Number of
                 Shares Outstanding           7,202,220     7,162,896

                      Camco Financial Corporation
           Condensed Consolidated Statements of Operations
                          Quarterly Information
   (In thousands, except for per share data and shares outstanding)

              3 Months    3 Months    3 Months    3 Months    3 Months
                Ended       Ended       Ended       Ended       Ended
               9/30/09     6/30/09     3/31/09    12/31/08     9/30/08
             (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited)
             ----------  ----------  ----------  ----------  ----------

 Interest
  Income:
  Loans           9,948      10,046      10,567      11,752      12,503
  Mortgage-
   backed
   securities       551         606         664         702         703
  Investment
   securities       110         238         311         428         391
  Interest-
   bearing
   deposits
   and other        378         344         345         395         510
             ----------------------------------------------------------
   Total
    Interest
    Income       10,987      11,234      11,887      13,277      14,107
             ----------------------------------------------------------

 Interest
  Expense:
  Deposits        3,619       3,948       4,473       5,188       5,419
  Borrowings      1,189       1,402       1,569       1,892       2,022
             ----------------------------------------------------------
   Total
    Interest
    Expense       4,808       5,350       6,042       7,080       7,441
             ----------------------------------------------------------
 Net
  Interest
  Income          6,179       5,884       5,845       6,197       6,666

 Provision
  for Losses
  on Loans          440         790         648      11,031         590
             ----------------------------------------------------------
 Net
  Interest
  Income
  After
  Provision
  for loan
  losses          5,739       5,094       5,197      (4,834)      6,076
             ----------------------------------------------------------

 Noninterest
  Income:
  Rent and
   other            292         521         461         282         310
  Loan
   servicing
   fees             316         316         316         325         332
  Service
   charges
   and other
   fees on
   deposits         613         570         501         590         618
  Gain on
   sale of
   loans            207         404         369          61         127
  Mortgage
   servicing
   rights          (185)        209          60      (2,740)        163
  Gain (loss)
   on sale of
   investment,
   mbs &
   fixed
   assets           153           4          --          --          --
  Income on
   CSVL (BOLI)      216         238         256         254         254
             ----------------------------------------------------------
   Total non-
    interest
    income        1,612       2,262       1,963      (1,228)      1,804
             ----------------------------------------------------------

 Noninterest expense:
  Employee
   compensa-
   tion and
   benefits       3,047       3,064       3,476       3,289       3,151
  Occupancy
   and
   equipment        880         761         782         828         827
  Data
   processing       295         307         307         332         293
  Advertising       118         125         172         219         229
  Franchise
   taxes            221         314         268         297         285
  Merger /
   Acquisition       --          --          --         171         196
  Other
   operating      2,688       2,322       1,998       2,734       1,605
  Goodwill
   Impairment        --          --          --       6,683          --
             ----------------------------------------------------------
   Total non-
    interest
    expense       7,249       6,893       7,003      14,553       6,586
             ----------------------------------------------------------

 Earnings
  before
  provision
  for income
  taxes             102         463         157     (20,615)      1,294

   Provision
    for
    income
    taxes          (253)        461         (78)     (4,852)        225
             ----------------------------------------------------------
 Net Earnings
  (loss)            355           2         235     (15,763)      1,069
             ==========================================================
Earnings
 (Loss) Per
 Share
 Reported:
       Basic      $0.05       $0.00       $0.03      ($2.20)      $0.15
     Diluted      $0.05       $0.00       $0.03      ($2.20)      $0.15

       Basic
    Weighted
   Number of
      Shares
 Outstanding  7,205,595   7,205,595   7,192,817   7,155,595   7,155,595
     Diluted
    Weighted
   Number of
      Shares
 Outstanding  7,206,474   7,211,674   7,192,817   7,155,595   7,162,566

                       Camco Financial Corporation
                     Selected Ratios and Statistics
               Periods Ended September 30, 2009 and 2008
   (In thousands, except for per share data and shares outstanding)

                          3 Months    9 Months    3 Months    9 Months
                            Ended       Ended       Ended       Ended
                           9/30/09     9/30/09     9/30/08     9/30/08
                         (Unaudited) (Unaudited) (Unaudited) (Unaudited)
                          ---------   ---------   ---------   ---------

 Return on average equity    1.97%       1.09%       4.98%       0.67%

 Return on average assets    0.16%       0.08%       0.42%       0.06%

 Interest rate spread        2.78%       2.68%       2.61%       2.62%

 Net interest margin         3.07%       2.82%       2.82%       2.81%

 Yield on earning assets     5.46%       5.38%       5.97%       6.23%

 Cost of deposits            2.51%       2.50%       3.12%       3.41%

 Cost of borrowings          3.40%       3.51%       4.22%       4.31%

 Total cost of interest
  bearing liabilities        2.68%       2.70%       3.36%       3.61%

 Noninterest expense to
  average assets             3.17%       2.96%       2.56%       3.10%

 Efficiency ratio           93.04%      89.05%      77.76%      83.96%

 Nonperforming assets to
  total assets               6.82%       6.82%       3.27%       3.27%

 Non performing loans to
  total net loans
  including loans held
  for sale                   7.47%       7.47%       3.49%       3.49%

 Allowance for loan
  losses to total loans      1.79%       1.79%       0.95%       0.95%

 Ratios are based upon the mathematical average of the balances at the end of each month for the quarter and were annualized where appropriate

                       Camco Financial Corporation
                       Averages for Quarters Ended
                       September 30, 2009 and 2008
    (In thousands, except for per share data and shares outstanding)

                       ------------------------------------------------
                             Sept 30, 2009          Sept 30, 2008
                       ------------------------------------------------
                       Average          Yield/  Average           Yield/
                       Balance Interest  Rate   Balance  Interest  Rate
                       ------------------------------------------------
 Interest - Earning
  Assets:
  Loans receivable
   - net (1)           651,796   9,948  6.10%    769,406  12,503  6.50%
  Securities (2)        68,825     661  3.84%     98,880   1,094  4.43%
  FHLB Stock            29,888     373  4.99%     29,590     398  5.38%
  Other interest
   bearing accounts     54,206       5  0.04%     47,129     112  0.95%
                       ------------------------------------------------
   Total interest
    earning assets     804,715  10,987  5.46%    945,005  14,107  5.97%
                       ------------------------------------------------

 Noninterest-earning
  assets               110,207                    82,359
                       -------                 ---------
 Total Average Assets  914,922                 1,027,364
                       =======                 =========

 Interest-Bearing
  Liabilities:
  Deposits             577,546   3,619  2.51%    694,240   5,419  3.12%
  Advances &
   Borrowings          139,882   1,189  3.40%    191,592   2,022  4.22%
                       ------------------------------------------------
   Total interest-
    bearing
    liabilities        717,428   4,808  2.68%    885,832   7,441  3.36%
                       ------------------------------------------------

 Noninterest-bearing
  sources:
  Noninterest-bearing
   liabilities         125,315                    55,662
  Shareholders'
   equity               72,179                    85,870
                       -------                 ---------
 Total Liabilities
  and Shareholders'
  Equity               914,922                 1,027,364
                       =======                 =========

                                        -----                     -----
 Net Interest margin                    3.07%                     2.82%
                                        =====                     =====

                                -------------             -------------
 Net Interest Income
  & Spread                       6,179  2.78%              6,666  2.61%
                                =============             =============

 (1) Includes LHFS but does not include ALLL and Non-Accrual Loans
 (2) Includes securities designated as available for sale

CONTACT:  Camco Financial Corporation
          James E. Huston, CEO
          740-435-2020